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                                                                    Exhibit 10.3


                                NET.GENESIS CORP.

                        1999 EMPLOYEE STOCK PURCHASE PLAN


SECTION 1.  PURPOSE

     The net.Genesis Corp. 1999 Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of net.Genesis Corp. (the "Company") will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

SECTION 2.  DEFINITIONS

     "Compensation" means, for the purpose of any Offering pursuant to this Plan, base pay in effect as of the Offering Commencement Date (as hereinafter defined). Compensation shall not include any deferred compensation other than contributions by an individual through a salary reduction agreement to a cash or deferred plan pursuant to Section 401(k) of the Code or to a cafeteria plan pursuant to Section 125 of the Code.

     "Board" means the Board of Directors of the Company.

     "Committee" means the Compensation Committee of the Board.

     "Common Stock" means the common stock, $.001 par value per share, of the Company.

     "Company" shall also include any Parent or Subsidiary of net.Genesis Corp. designated by the Board, unless the context otherwise requires.

     "Employee" means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by the Company.

     "Parent" shall mean any present or future corporation which is or would constitute a "parent corporation" as that term is defined in Section 424 of the Code.

     "Subsidiary" shall mean any present or future corporation which is or would constitute a "subsidiary corporation" as that term is defined in Section 424 of the Code.

SECTION 3.  ELIGIBILITY

     (a) Participation in the Plan is completely voluntary. Participation in any one or more of the offerings under the Plan shall neither limit, nor require, participation in any other offering.
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     (b) Each Employee shall be eligible to participate in the Plan on the first
Offering Commencement Date, as hereafter defined, following the completion of 3 months of continuous service with the Company. Notwithstanding the foregoing, no Employee shall be granted an option under the Plan:

          (i) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary; for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee; or

          (ii) which permits his rights to purchase stock under all Section 423 employee stock purchase plans of the Company and any Parent or Subsidiary to exceed $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423(b)(8) of the Code shall apply.

SECTION 4.  OFFERING DATES

     The right to purchase stock hereunder shall be made available by a series of offerings of such duration as the Committee determines (the "Offering" or "Offerings") to Employees eligible in accordance with Paragraph 3 hereof. The Committee will, in its discretion, determine the applicable date of commencement ("Offering Commencement Date") and termination date ("Offering Termination Date") for each Offering. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

SECTION 5.  PARTICIPATION

     Any eligible Employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with the office of the Company's Treasurer 20 days prior to an applicable Offering Commencement Date, as determined by the Committee pursuant to Paragraph 4. A participant who obtains shares of Common Stock in one Offering will be deemed to have elected to participate in each subsequent Offering, provided such participant is eligible to participate during each such subsequent Offering and provided that such participant has not specifically elected not to participate in such subsequent Offering. Such participant will also be deemed to have authorized the same payroll deductions under Paragraph 6 hereof for each such subsequent Offering as in the immediately preceding Offering; provided however, that, during the enrollment period prior to each new Offering, the participant may elect to change such participant's payroll deductions by submitting a new payroll deduction authorization form.

SECTION 6.  PAYROLL DEDUCTIONS

     (a) At the time a participant files his or her authorization for a payroll deduction, he or she shall elect to have deductions made from his or her pay on each payday during any Offering in which he or she is a participant at a specified percentage of his or her Compensation as determined on the applicable Offering Commencement Date; said percentage shall be in increments of one percent up to a maximum percentage of 10%.

     (b) Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his or her authorization for a payroll deduction becomes effective and subject to the last sentence of Paragraph 5 shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Paragraph 10.

     (c) All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any separate cash payment into such account.


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     (d) A participant may withdraw from the Plan at any time during the applicable Offering period.

SECTION 7.  GRANTING OF OPTION

     (a) Except as provided in clause (ii) of Paragraph 3(b), on the Offering Commencement Date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock equal to two times an amount determined as follows: 85% of the market value per share of the Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to the percentage of the Employee's Compensation which he has elected to have withheld (but no more than 10%) multiplied by the Employee's Compensation over the Offering period. Such market value per share of the Common Stock shall be determined as provided in clause
(i) of Paragraph 7(b).

     (b) The option price of the Common Stock purchased with payroll deductions made during each such Offering for a participant therein shall be the lower of:

          (i) 85% of the closing price per share on the Offering Commencement Date as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq") National Market System or, if the Common Stock is not listed on the Nasdaq National Market System, 85% of the mean of the bid and asked prices per share on the Offering Commencement Date or, if the Common Stock is not traded over-the-counter, 85% of the fair market value on the Offering Commencement Date as determined by the Committee; and

          (ii) 85% of the closing price per share on the Offering Termination Date as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the Nasdaq National Market System or, if the Common Stock is not listed on the Nasdaq National Market System, 85% of the mean of the bid and asked prices per share on the Offering Termination Date or, if the Common Stock is not traded over-the-counter, 85% of the fair market value on the Offering Termination Date as determined by the Committee.

SECTION 8.  EXERCISE OF OPTION

     (a) Unless a participant gives written notice to the Treasurer of the Company as hereinafter provided, his option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted the Employee pursuant to Paragraph 7(a)), and any excess in his or her account at that time, other than amounts representing fractional shares, will be returned to him or her.

     (b) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be automatically carried forward to the next Offering unless the participant elects, by written notice to the Treasurer of the Company, to have the excess cash returned to him or her.

SECTION 9.  DELIVERY

     The Company will deliver to each participant (as promptly as possible after the appropriate Offering Termination Date), a certificate representing the Common Stock purchased upon exercise of his or her option.


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SECTION 10. WITHDRAWAL AND TERMINATION

     (a) Prior to the Offering Termination Date for an Offering, any participant may withdraw the payroll deductions credited to his or her account under the Plan for such Offering by giving written notice to the Treasurer of the Company. All of the participant's payroll deductions credited to such account will be paid to him or her promptly after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made from his or her pay during such Offering. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.

     (b) A participant's election not to participate in, or withdrawal from, any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

     (c) Upon termination of the participant's employment for any reason, including retirement but excluding death, the payroll deductions credited to his account will be returned to him or her, or, in the case of his or her death, to the person or persons entitled thereto under Paragraph 14.

     (d) Upon termination of the participant's employment because of death, his or her beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Company's Treasurer prior to the expiration of a period of 90 days commencing with the date of the death of the participant, either:

          (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

          (ii) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price (subject to the limitation contained in Paragraph 7(a)), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the office of the Company's Treasurer, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's death and the same will be paid promptly to said beneficiary.

SECTION 11. INTEREST

     No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participating Employee.

SECTION 12. STOCK

     (a) The maximum number of shares of Common Stock available for issuance and purchase by Employees under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17, shall be 300,000 shares of Common Stock, which number shall increase by 70,000 shares on each of the first three anniversaries of the date of adoption of the Plan, up to a maximum of 510,000 shares of Common Stock.

     (b) The participant will have no interest in stock covered by his or her option until such option has been exercised.


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SECTION 13. ADMINISTRATION

     The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.

SECTION 14. DESIGNATION OF BENEFICIARY

     A participant shall file with the Treasurer of the Company a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall prior to the death of the participant by whom he or she has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

SECTION 15. TRANSFERABILITY

     Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10.

SECTION 16. USE OF FUNDS

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

SECTION 17. EFFECT OF CHANGES OF COMMON STOCK

     If the Company shall subdivide or reclassify the Common Stock which has been or may be subject to options under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be subject to options under the Plan (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.

SECTION 18. AMENDMENT OR TERMINATION

     The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would


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adversely affect the rights of any participant holding options under the Plan without the consent of such participant.

SECTION 19. NOTICES

     All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Treasurer of the Company.

SECTION 20. MERGER OR CONSOLIDATION

     In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering then in progress shall be shortened by setting a new Offering Termination Date (the "New Offering Termination Date"). The New Offering Termination Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten business days prior to the New Offering Termination Date, that the Offering Termination Date for the participant's option has been changed to the New Offering Termination Date and that the participant's option shall be exercised automatically on the New Offering Termination Date, unless prior to such date the participant has withdrawn from the Offering as provided in Section 10 hereof.

SECTION 21. APPROVAL OF STOCKHOLDERS

     The Plan is subject to the approval of the stockholders of the Company within twelve months before or after the adoption of the Plan by the Board, such approval to take place either at the next annual meeting of stockholders, at any special meeting of the stockholders for which one of the purposes shall be to act upon the Plan, or by written consent of the stockholders.

SECTION 22. GOVERNMENTAL AND OTHER REGULATIONS

     The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the State of Delaware. In the event of any inconsistency between such provisions of the Code and any such laws, such provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

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